EXHIBIT 10.4

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                       OF

                     SERIES D-1 CONVERTIBLE PREFERRED STOCK

                                       OF

                             AUTO DATA NETWORK, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

                      ------------------------------------

         Auto Data Network, Inc., a corporation organized and existing under the laws of the State of Delaware (the "COMPANY"), hereby certifies that, pursuant to the authority vested in the Board of Directors of the Company (the "BOARD") by the Certificate of Incorporation of the Company (the "CERTIFICATE OF INCORPORATION"), as amended, the following resolution was adopted as of August 2, 2004 by the Board pursuant to Section 141 of the Delaware General Corporation
Law:
         RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation, as amended, there shall be created a series of Preferred Stock, $0.001 par value, which series shall have the following designations and number thereof, powers, preferences, rights, qualifications, limitations and restrictions:

         1. DESIGNATION AND NUMBER OF SHARES. There shall hereby be created and established a series of Preferred Stock designated as "Series D-1 Convertible Preferred Stock" (the "SERIES D-1_PREFERRED STOCK"). Subject to the following sentence, the authorized number of shares of Series D-1 Preferred
Stock shall be 2,800,000. Whatever number of shares of Series D-1 Preferred Stock are not issued pursuant to the merger of Carparts Technologies, Inc. with and into Car Parts Technologies Acquisition Inc., pursuant to the Amended and Restated Agreement and Plan of Merger by and among Auto Data Network Inc., Car Parts Technologies Acquisition Inc. and CarParts Technologies, Inc. dated as of August 2, 2004 (the "Merger Agreement"), or thereafter utilized to satisfy the preemptive rights of the holders of the Company's Series A-1 Preferred Stock and Series A-2 Preferred Stock in respect of the issuance of the Series D-1 Preferred Stock, shall be cancelled, retired and eliminated by the Company from the shares of Series D-1 Preferred Stock, as applicable, which the Company shall be authorized to issue. Any such shares of Series D-1 Preferred Stock so cancelled, retired and eliminated shall have the status of authorized and unissued shares of Preferred Stock issuable in undesignated Series and may be redesignated and reissued in any series other than as Series D-1 Preferred Stock.


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         2.       CONVERSION.

         (a) RIGHT TO CONVERT. Each share of Series D-1 Preferred Stock shall be convertible into a number of shares of Common Stock equal to the applicable Liquidation Amount (as defined in Section 5 herein) divided by the then applicable Conversion Price (as defined herein) upon the earlier to occur of (i) the election of the holder to convert (an "OPTIONAL CONVERSION"), in whole or in part, at any time, or from time to time, commencing with date of the issuance of Series D-1 Preferred Stock (the "ISSUANCE DATE") or (ii) the earliest to occur of the following dates (an "AUTOMATIC CONVERSION"): (A) the date, at any time after the one year anniversary of the Issuance Date, upon which both (x) the average of the Market Price (as defined herein) for a share of Common Stock for thirty consecutive Trading Days (as defined herein) exceeds $8.85818182 (subject to adjustment in the event of stock splits, reverse stock splits, stock dividends, recapitalizations or similar events) and (y) the average of the trading volume for the Common Stock during such period exceeds 150,000 shares per day (subject to adjustment in the event of stock splits, reverse stock splits, stock dividends, recapitalizations or similar events) shares per Trading Day; or (B) upon the affirmative vote of the holders of a majority of the then outstanding shares of Series D-1 Preferred Stock.

         (b) As used herein, "Market Price" means, with respect to the shares of Common Stock, (i) if the shares are listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the last reported sales price as reported on such exchange or market; (ii) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the average of the last reported closing bid and asked quotation for the shares as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or a similar service if NASDAQ is not reporting such information; or (iii) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the shares as quoted by a market maker in the shares (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation) (such applicable trading market to be referred to the "TRADING MARKET"). In the absence of any available public quotations for the Common Stock, the Board shall determine in good faith the fair value of the Common Stock, which determination shall be set forth in a certificate by the Secretary of the Company.

         As used herein, "Trading Day" means a day on which the principal Trading Market with respect to the Common Stock is open for the transaction of business.

         (c) EFFECTING A CONVERSION. Immediately upon the occurrence of an Automatic Conversion, each holder's shares of Series D-1 Preferred Stock, shall be deemed to have been converted into the applicable number of shares of the Company's Common Stock in accordance with the then applicable Conversion Price, and certificates evidencing such shares of Common Stock shall be issued to such holder within five business days after receipt of the applicable certificates evidencing such holder's shares of Series D-1 Preferred Stock, together with other customary documentation (including delivery instructions). The holder shall effect any Optional Conversion by surrendering the certificate or certificates representing the shares of Series D-1 Preferred Stock, to be converted to the Company, together with written notice of its election to convert and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued (a "STOCKHOLDER CONVERSION NOTICE"). Each Stockholder Conversion Notice shall specify the number of shares of Series D-1 Preferred Stock to be converted and the date on which such conversion is to be effected, which date may be neither prior to, nor more than 10 days after, the date the holder delivers such Stockholder Conversion Notice. If no conversion date is specified in a Stockholder


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Conversion  Notice,  the conversion  date shall be the date that the Stockholder
Conversion Notice is delivered. Each Stockholder Conversion Notice, once given, shall be irrevocable. A holder of Series D-1 Preferred Stock may only convert shares of Series D-1 Preferred Stock in blocks equal to not less than the lesser of (i) the number of shares of Series D-1 Preferred Stock, as applicable, convertible into 5,000 shares of Common Stock and (ii) all shares of Series D-1 Preferred Stock then held by the stockholder. If the holder is converting less than all shares of Series D-1 Preferred Stock, as applicable, represented by the certificate or certificates tendered by the holder with the Stockholder Conversion Notice, the Company shall convert the number of shares of Series D-1 Preferred Stock so specified and shall promptly deliver (but not more than fifteen business days later) to such holder a certificate for such number of shares as have not been converted. Upon an Automatic Conversion, the Company shall notify each holder thereof and each holder shall surrender the certificate or certificates representing all of the shares of Series D-1 Preferred Stock owned by such holder and each holder of shares of Series D-1 Preferred Stock shall be deemed to be the holder of record of the Common Stock issued upon such Automatic Conversion. All fractional shares resulting from the conversion of the Series D-1 Preferred Stock shall be rounded up to the next highest whole share. All certificates representing shares of Series D-1 Preferred Stock surrendered for conversion shall be delivered to the Company for cancellation and canceled by it. As promptly as practicable (but no more than five business days) after the surrender of any shares of Series D-1 Preferred Stock, the Company shall (subject to compliance with the applicable provisions of federal and state
securities   laws)  deliver  to  the  holder  of  such  shares  so   surrendered
certificate(s) representing the number of fully paid and nonassessable shares of Common Stock into which such shares are entitled to be converted. Upon a conversion, any accrued and unpaid dividends shall be paid either in cash, to the extent funds are legally available therefor, or shares of Common Stock valued at the Market Price, in the sole discretion of the Company.

         (d) CONVERSION PRICE. The initial conversion price per share of the Series D-1 Preferred Stock, as applicable (the "CONVERSION PRICE"), shall be equal to $2.214545455 per share of Common Stock into which such number of share of Series D-1 Preferred Stock is convertible, subject to adjustment as provided in Section 3.

         (e) RESERVATION OF SHARES. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series D-1 Preferred Stock, as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the rights of the holders of the Series A-1 and Series A-2 Preferred Stock and any corresponding rights that may be granted to the holders of the Series C Preferred Stock, and the rights of the holders of the Series D-1 Preferred Stock pursuant to this clause, not less than such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding shares of Series D-1 Preferred Stock; provided, that enforcement of the covenant to reserve shares shall be subject to such grace period as is reflected in the Merger Agreement. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradeable.

         If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D-1 Preferred Stock, in addition to such other remedies as shall be available to the holders of such Series D-1 Preferred Stock the Company will take such corporate action necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.


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         (f)      ISSUE TAXES.  The Company  shall pay all issue taxes,  if any, incurred in respect of the issue of shares of Common Stock on conversion. If a holder of shares of Series D-1 Preferred Stock specifies that the shares of Common Stock to be issued on Automatic Conversion are to be issued in a name or names other than the name or names in which such Series D-1 Preferred Stock stand or the names of affiliates of the initial holder of such shares, then the Company shall not be required to pay any additional transfer or other taxes incurred by reason of the issuance of such shares of Common Stock to the name of another, and if the appropriate transfer taxes shall not have been paid to the Company or the transfer agent for the Series D-1 Preferred Stock, as applicable, at the time of Automatic Conversion of the Series D-1 Preferred Stock, as applicable, the shares of Common Stock issued upon conversion thereof may be registered in the name or names in which the Series D-1 Preferred Stock, as applicable, were registered, despite the instructions to the contrary.

         3.       ADJUSTMENT OF CONVERSION PRICE.

         (a) DEFINITION OF ADDITIONAL STOCK. For purposes of this Section 3, "Additional Shares of Common Stock" includes all shares of Common Stock issued by the Company after the Issuance Date, other than:

                  (i) The shares of Series D-1 Preferred Stock or shares of the Company's Series D-2 Preferred Stock, or the shares of Common Stock issued upon conversion of shares of the Company's Series A-1 Preferred Stock, the Company's Series A-2 Preferred Stock, the Company's Series B Preferred Stock, the Company's Series B-2 Preferred Stock, the Company's Series D-1 Preferred Stock, or the Company's Series D-2 Preferred Stock;

                  (ii) Shares of Common Stock (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares) issuable or issued to the Company's employees, directors or consultants pursuant to a stock option plan or restricted stock plan approved by the Board;

                  (iii) Shares of Common Stock issued or issuable pursuant to subsection 3(d) below;

                  (iv) Shares of Common Stock or Preferred Stock issuable upon exercise of options, warrants or upon conversion of convertible securities or other rights outstanding as of the Issuance Date; and

                  (v) Shares of capital stock or options or warrants to purchase capital stock issued (a) to financial institutions or lessors in connections with commercial credit agreements, equipment financings or similar transactions or (b) to other corporations, persons or entities in connection with acquisitions, mergers or similar business combinations, partnership arrangements, strategic alliances, licensing arrangements or similar non-capital raising transactions approved by the Board, including within this exception shares issued to raise capital provided that the use of proceeds is to consummate such non-capital raising transactions.

         The number and kind of securities issuable upon the conversion of the Series D-1 Preferred Stock and the Conversion Price shall be subject to adjustment from time to time in accordance with the following provisions:


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         (b)      SUBDIVISION OR  COMBINATION  OF SHARES.  In the event that the
Company shall at any time or from time to time, prior to conversion of shares of Series D-1 Preferred Stock (x) subdivide the outstanding shares of Common Stock into a larger number of shares or (y) combine the outstanding shares of Common
Stock into a smaller number of shares, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any share of Series D-1 Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series D-1 Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 3(b) shall become effective retroactively in the case of any such subdivision or combination, to the close of business on the day upon which such corporate action becomes effective.

         (c) STOCK DIVIDENDS. In case Additional Shares of Common Stock are issued as a dividend or other distribution on the Common Stock (or such dividend is declared), the Conversion Price shall be reduced, as of the date a record is taken of the holders of Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the earliest of the date of such declaration, payment or other distribution), to the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such declaration, payment or other distribution by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the declaration or payment of such dividend or other distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the declaration or payment of such dividend or other distribution. In the event that the Company shall declare or pay any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

         (d) RECAPITALIZATION OR RECLASSIFICATION OF COMMON STOCK. In case of any (i) capital reorganization or any reclassification (other than a change in par value) of the capital stock of the Company, or (ii) exchange or conversion of the Common Stock for or into securities of another corporation or other entity, or (iii) consolidation or merger of the Company with or into any other person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or
(iv) sale, lease or other conveyance of all or substantially all of the assets of the Company, then in each instance referred to in the preceding clauses (i) through (iv), except in the case of a "Change in Control Transaction" (as such term is hereinafter defined in Section 11), the Board and the person formed by such consolidation or resulting from such capital reorganization, reclassification or merger or which acquires (by sale, lease or other conveyance) such assets, as the case may be, shall make provision such that the Series D-1 Preferred Stock shall thereafter be convertible for the kind and amount of shares of stock, other securities, cash and other property receivable upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other conveyance, as the case may be, by a holder of shares of Common Stock equal to the number of shares of Common Stock underlying the Series D-1 Preferred Stock, as applicable, issuable upon the conversion of the Series D-1 Preferred Stock immediately prior to the effective date of such capital reorganization, reclassification, merger, consolidation, sale, lease or other conveyance and, in each instance referred to in the preceding clauses (i) through (iv) (each, a "TRANSACTION"), appropriate adjustment (as reasonably determined in good faith by the Board) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holders of the Series D-1 Preferred Stock, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the number of shares underlying the Series D-1 Preferred Stock) shall thereafter be applicable,


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as near as  reasonably  may be, in relation to any such shares of stock or other securities or other property thereafter deliverable upon conversion of the Series D-1 Preferred Stock. The Company shall not enter into any Transaction unless effective provision shall be made so as to give effect to the provisions set forth in this subsection (d).

         The Company shall not effect any transaction described in this subsection 3(d) unless (i) it first gives twenty (20) days' prior written notice of such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the holders of Series D-1 Preferred Stock shall be entitled to convert the Series D-1 Preferred Stock) and (ii) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this subsection 3(d). The provisions of this subsection 3(d) shall similarly apply to successive consolidations, reorganizations, reclassifications, exchanges, conversions, mergers, sales, leases and other conveyances.

         (e) ISSUANCE OF STOCK AT LESS THAN CONVERSION PRICE. If the Company shall issue any Additional Shares of Common Stock after the Issuance Date (other than as provided in the foregoing subsections 3(b) through 3(d)), for no consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price equal to the quotient obtained by dividing:

                  (i) an amount equal to (x) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Conversion Price in effect immediately prior to such issuance or sale, plus (y) the Aggregate Consideration Received (as such term is defined in subsection 3(g)(v)) or deemed to be received by the Company upon such issuance or sale, by

                  (ii)     the  total   number   of   shares  of  Common   Stock
         outstanding immediately after such issuance or sale.

         (f) ISSUANCE OF OPTIONS AND CONVERTIBLE SECURITIES DEEMED ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. If the Company, at any time or from time to time after the Issuance Date, shall issue any options, warrants or rights to purchase Common Stock (collectively, "OPTIONS") or securities that, by their terms, directly or indirectly, are convertible into or exchangeable for shares of Common Stock ("CONVERTIBLE SECURITIES") or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued under this Certificate as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                  (i) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities and, upon the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such


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         Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding;

                  (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided that no readjustment pursuant to this clause (B) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                  (iii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Company, or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease or increase becoming effective, be recomputed to reflect such decrease or increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided that no readjustment pursuant to this clause (C) shall have the effect of decreasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

         (g)      OTHER  PROVISIONS  APPLICABLE TO ADJUSTMENT UNDER THIS SECTION
3. The following provisions shall be applicable to the adjustments in the Conversion Price as provided in this Section 3.

                  (i) TREASURY SHARES. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company.

                  (ii) OTHER ACTION AFFECTING COMMON STOCK. If the Company shall take any action affecting the outstanding number of shares of Common Stock other than an action described in any of the foregoing subsections 3(b) through 3(f) hereof, inclusive, which would have an inequitable effect on the holders of the Series D-1 Preferred Stock, then the Conversion Price shall be adjusted in such manner and at such times as the Board on the advice of the Company's independent public accountants may in good faith determine to be equitable in the circumstances.

                  (iii) MINIMUM ADJUSTMENT. No adjustment of the Conversion Price shall be made if the amount of any such adjustment would be an amount less than one percent (1%) of the Conversion Price then in effect, but any such amount shall be carried forward and an adjustment in respect thereof shall be made at the time of and together with any subsequent adjustment which, together


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         with such  amount and any other  amount or amounts so carried  forward, shall aggregate an increase or decrease of one percent (1%) or more.

                  (iv) CERTAIN ADJUSTMENTS. The Conversion Price shall not be adjusted upward except in the event of a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                  (v)      DETERMINATION OF CONSIDERATION.

                           (A) For purposes of subsection 3(e), the "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under subsection 3(e), into the Aggregate Consideration Received, or deemed to have been received, by the Company under this subsection 3(e), for the issue of such Additional Shares of Common Stock

                           (B) For purposes of this Subsection 3(f), the Aggregate Consideration Received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                           (A)      CASH AND PROPERTY: Such consideration shall:

                                    (1)      insofar as it  consist of cash,  be
                                             computed  at  the  aggregate  gross
                                             amount  of  cash  received  by  the
                                             Company  before  deduction  of  any
                                             underwriting       or       similar
                                             commissions,     compensation    or
                                             concessions  paid or allowed by the
                                             Company  in  connection  with  such
                                             issue or sale and without deduction
                                             of  any  expenses  payable  by  the
                                             Company and excluding  amounts paid
                                             or payable for accrued  interest or
                                             accrued dividends;

                                    (2)      insofar as it  consist of  property
                                             other than cash, be computed at the
                                             fair  market  value  thereof at the
                                             time of such issue,  as  determined
                                             in good faith by the Board;  and in
                                             the  event  Additional   Shares  of
                                             Common  Stock are  issued  together
                                             with other shares or  securities or
                                             other  assets  of the  Company  for
                                             consideration which covers both, be
                                             the      proportion     of     such
                                             consideration so received, computed
                                             as  provided in clauses (1) and (2)
                                             above,  as determined in good faith
                                             by the Board.

                           (B) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 3(f)(ii), relating to Options and Convertible Securities, shall be determined by dividing

                                    (1)      the total amount,  if any, received
                                             or  receivable  by the  Company  as
                                             consideration for the issue of such
                                             Options or Convertible  Securities,
                                             plus the minimum  aggregate  amount
                                             of additional consideration (as set
                                             forth in the  instruments  relating
                                             thereto,
                                            without   regard  to  any  provision
                                            contained  therein for a  subsequent
                                            adjustment  of  such  consideration)
                                            payable  to  the  Company  upon  the
                                            exercise  of  such  Options  or  the
                                            conversion   or   exchange  of  such
                                            Convertible  Securities,  or in  the
                                            case  of  Options  for   Convertible
                                            Securities,  the  exercise  of  such
                                            Options for  Convertible  Securities
                                            and the  conversion  or  exchange of
                                            such Convertible Securities, by

                                    (2)      the  maximum  number  of  shares of
                                             Common  Stock  (as set forth in the
                                             instruments    relating    thereto,
                                             without  regard  to  any  provision
                                             contained  therein for a subsequent
                                             adjustment of such number) issuable
                                             upon the  exercise of such  Options
                                             or the  conversion  or  exchange of
                                             such Convertible Securities.

         (i) NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D-1 Preferred Stock against impairment.

         (j) NOTICES OF ADJUSTMENTS. Whenever the Conversion Price is adjusted as herein provided, the Chief Financial Officer (or other senior executive officer in the absence of such person) of the Company shall, in good faith, compute the adjusted Conversion Price in accordance with the foregoing provisions and shall prepare a written certificate setting forth such adjusted Conversion Price and showing in detail the facts upon which such adjustment is based, and such written instrument shall promptly be delivered to each record holder of the Series D-1 Preferred Stock.

         4.       RANKING.

         The Series D-1 Preferred Stock shall rank, as to dividends, rights upon liquidation, dissolution or winding up, junior to the Company's Series A-1, Series A-2, Series B and Series B-2 Preferred Stock, and shall rank senior and prior to (i) the Common Stock and (ii) each other class or series of capital stock of the Company hereafter created which does not expressly rank PARI PASSU with or senior to the Series D- 1 Preferred Stock, except (x) as otherwise approved by the affirmative vote or consent of the holders of a majority of the outstanding shares of Series D-1 Preferred Stock pursuant to Section 9 hereof,
(y) the Series D-2 Preferred Stock (the "Subsequent Junior Preferred Stock") to be issued pursuant to the transaction in which this Series D-1 Preferred Stock is issued, which will rank pari passu with the Series D-1 Preferred Stock, and
(z) the Series C Preferred Stock (the "DCS Transaction Preferred Stock"), which will rank senior to the Series D-1 Preferred Stock and the Series D-2 Preferred Stock and may be ranked senior to other series of the Company's preferred stock, and which the Company anticipates issuing in connection with the financing in which the Company is engaged as of the date of issuance of this Series D-1 Preferred Stock, principally for the purpose of raising sufficient funds to complete the Company's acquisition of DCS Automotive Ltd.. (All equity securities of the Company to which the Series D-1 Preferred Stock ranks senior to, whether with respect to dividends, rights upon liquidation, dissolution, winding up or otherwise, including the Common Stock, are collectively referred to herein as "Junior Securities," all equity securities of the Company to which the Series D-1 Preferred Stock ranks on a parity with, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, are collectively referred to herein as "Parity Securities" and all equity securities of the Company to which the Series D-1 Preferred Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise are collectively referred to herein as "Senior Securities").

         5.       LIQUIDATION RIGHTS.

                  SECTION 1.01 LIQUIDATION PREFERENCE. Upon a voluntary or involuntary liquidation, under applicable bankruptcy or reorganization legislation, or dissolution or winding up of the Company (each a "LIQUIDATION"), before any distribution of assets shall be made to the holders of Junior Securities, the holder of each share of Series D-1 Preferred Stock then outstanding shall be paid out of the assets of the Company legally available for distribution to its stockholders (the "AVAILABLE ASSETS") an amount per share equal to the "LIQUIDATION AMOUNT." For purposes of a Liquidation, the Liquidation Amount shall mean the original issue price per share of the Series D-1 Preferred Stock ($2.214545455, as adjusted for stock splits, dividends, combinations or other recapitalization of the Series D-1 Preferred Stock) plus all dividends accrued but unpaid on such share (whether or not declared) up to the date of the Liquidation (the "LIQUIDATION PREFERENCE"). Upon the completion of the distribution required by this subsection 4(a), and any other distribution to any other class or series of Senior Securities, if assets remain in the Company, the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of shares of any other series of preferred stock in accordance with their respective terms, then to the holders of Common Stock pro rata based on the number of shares of the Common Stock actually outstanding and held by holders of shares of Common Stock.

                  SECTION 1.02 PRIORITY. If the Available Assets are insufficient to pay the holders of Series D-1 Preferred Stock the full amount of the Liquidation Amount, the holders of Series D-1 Preferred Stock, in the aggregate, will share ratably in the distribution of the Available Assets in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  SECTION 1.03 NOTICE. The Company will send a written notice of a Liquidation to the holders of record of the Series D-1 Preferred Stock, stating a payment date, the Liquidation Amount and the place where the Liquidation Amount will be paid, using any of the following delivery methods:
(i) in person; (ii) mailed by certified or registered mail, return receipt requested; or (iii) sent by national courier, not less than 25 days prior to the payment date stated therein. The notice will be addressed to each holder at its address as shown by the records of the Company.

         6. APPRAISAL. If a majority in interest of the holders of the Series D-1 Preferred Stock, in the aggregate, reasonably disagrees with any of the Board's determinations referred to in Section 2, Section 3 or Section 5 above (each, a "DETERMINATION"), then the Company and a majority in interest of such holders (the "SERIES D-1 REPRESENTATIVE") shall use good faith efforts to mutually agree upon the designation of a single Qualified Appraiser (as defined below) within seven (7) business days of such event requiring a Determination. The date of such event requiring a Determination shall be referred to as the "DETERMINATION DATE." If such a single Qualified Appraiser is designated, that person shall make a Determination. If the Company and the Series D-1 Representative do not so agree upon the designation of a single Qualified Appraiser within such period, then within five (5) business days following the end of such period, each of the Company and the Series D-1 Representative by written notice to the other shall designate a Qualified Appraiser (or if any party fails to select a Qualified Appraiser within the time period specified, the person selected by the other party shall be the Qualified Appraiser) and the two Qualified Appraisers so designated shall within ten (10) business days of their designation jointly designate a third Qualified Appraiser and solely such third Qualified Appraiser so designated shall independently make a Determination. If there is only a single Qualified Appraiser, the fees and expenses of the Qualified Appraiser shall be paid equally by the Company and the Series D-1 Representative. If three Qualified Appraisers are appointed, the Company shall pay the fees and expenses of the Qualified Appraiser which it appoints, the Series D-1 Representative shall pay the fees and expenses of the Qualified Appraiser which it appoints, and the fees and expenses of the third
Qualified Appraiser shall be shared equally by the Company and the Series D-1 Representative. The designated Qualified Appraiser shall make the Determination not later than ten (10) business days following the Determination Date. The Determination made by the Qualified Appraiser shall be final, conclusive and binding on the parties hereto. None of the Qualified Appraisers shall be affiliated with any of the Company, the Series D-1 Representative or another Qualified Appraiser. For the purposes of this Agreement, "QUALIFIED APPRAISER" shall mean an individual who is engaged on a regular basis (although not necessarily full time) in valuing securities or arrangements similar to this Agreement, as the case may be, and may include (but shall not be limited to) professional business appraisers, investment bankers or accountants.

         7.       DIVIDENDS.

         Dividends shall accrue on each outstanding share of Series D-1 Preferred Stock and on each outstanding share of Series D-1 Preferred Stock at the rate equal to 5% per annum (pro rated in the first annual period if the initial Issuance Date is after the commencement of the initial quarterly payment period) of the initial Liquidation Preference per share of Series D-1 Preferred Stock, as applicable, whether or not declared by the Board. Such dividends shall accrue and, if declared, shall be payable quarterly in arrears on the 30th day of July, October, January and April of each year (each such date, a "DIVIDEND PAYMENT DATE"). Dividends shall begin to accrue on the Series D-1 Preferred Stock as of the Issuance Date, provided that the dividends due in respect of the initial quarterly period shall be pro rated if such Issuance Date is after the commencement of such quarterly period. Dividends payable on shares of Series D-1 Preferred Stock shall be cumulative; therefore, if a full or partial dividend on the shares of Series D-1 Preferred Stock with respect to any quarter is not declared by the Board, the Company shall remain obligated to pay a full dividend with respect to that quarter, provided, however, that any unpaid dividends shall not bear interest. At the election of the Company, any accrued but unpaid dividends may be paid in cash at any time.

         At the election of the Company, each dividend on the Series D-1 Preferred Stock may be paid in shares of Common Stock. Dividends paid in shares of Common Stock shall be paid in full shares only, with a cash payment equal to the value of any fractional shares. The issuance of such shares of Common Stock shall be valued at the average of the per share Market Price for the ten Trading Day period immediately preceding the date on which the dividend becomes due. Each dividend paid in capital stock shall be mailed to the holders of record of the Series D-1 Preferred Stock as their names and addresses appear on the share register of the Company or at the office of the transfer agent on the corresponding dividend payment date. Holders of Series D-1 Preferred Stock will receive written notification from the Company or the transfer agent if a dividend is paid in kind, which notification will specify the number of shares of Common Stock paid as a dividend. All holders of shares of Common Stock issued as dividends shall be entitled to all of the rights and benefits relating to shares of Common Stock as set forth in the Company's Certificate of Incorporation.

         After payment of setting aside of the payment of dividends described in this Section 7, any additional dividends (other dividends on Common Stock payable solely in Common Stock) declared or paid in any fiscal year shall be declared or paid among the holders of Series D-1 Preferred Stock, and Common Stock then outstanding in proportion to the nearest whole number of shares of Common Stock which would be held by each such holder if all holders of Series D-1 Preferred Stock were converted at the then-effective Conversion Rate.

         8.       VOTING RIGHTS.

         Each holder of outstanding shares of Series D-1 Preferred Stock is entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series D-1 Preferred Stock held of record by such holder are convertible at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration. Except as provided by law and by the provisions of Section 9 below, the holders of shares of Series D-1 Preferred Stock shall vote together with the holders of Common Stock as a single class.

         Notwithstanding the above, the Company shall provide each holder of Series D-1 Preferred Stock with prior written notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders). In the event of any undertaking by the Company of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail a notice to each holder, at least ten (10) days prior to the record date specified therein (or twenty (20) days prior to the consummation of any transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

         To the extent that under the Delaware General Corporation Law ("DGCL") the vote of the holders of the Series D-1 Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of at least a majority of the shares of the Series D-1 Preferred Stock, voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series D-1 Preferred Stock (except as otherwise may be required under the DGCL), voting together in the aggregate and not in separate series unless required under the DGCL, shall constitute the approval of such action by the class or by both series, as applicable. To the extent that under the DGCL holders of the Series D-1 Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series D-1 Preferred Stock shall entitle the holder thereof to cast that a number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the Conversion Price is calculated. Holders of the Series D-1 Preferred Stock shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Company's bylaws and the DGCL).

         9.       PROTECTIVE PROVISIONS.

         (a) So long as the shares of Series D-1 Preferred Stock are outstanding, the Company shall not, take, approve or otherwise ratify any of the following actions without the consent of at least a majority of the then outstanding shares of Series D-1 Preferred Stock, voting as a separate series:

                  (i) authorize, issue or agree to authorize or issue any new class or series of Senior Securities or Parity Securities or securities or rights of any kind convertible into or exercisable or exchangeable for any such Senior Securities or Parity Securities, or offer, sell or issue any Senior Securities or Parity Securities or securities or rights of any kind convertible into or exercisable or exchangeable for any such Senior Securities or Parity Securities, other than the Subsequent Junior Preferred Stock and the DCS Transaction Preferred Stock;

                  (ii) purchase, repurchase or redeem shares of (i) Common Stock, (ii) securities or rights of any kind convertible into or exercisable or exchangeable for Common Stock or (iii) other securities of the Company, (except in the case of a termination of an employee, at which the Company may repurchase or redeem such shares of Common Stock at cost and pursuant to any agreement under which such shares of Common Stock were issued);

                  (iii) declare or pay dividends or any other distribution on shares of Common Stock or any other capital stock of the Company except as contemplated herein; or

                  (iv) increase the authorized number of shares of Series D-1 Preferred Stock; or

                  (v) amend the Certificate of Incorporation or Bylaws of the Company or alter or change the rights, preferences or privileges of the Series D-1 Preferred Stock or any Parity Securities or Senior Securities in each case so as to affect adversely the rights, preferences or privileges of the Series D-1 Preferred Stock other than to permit the issuance of the Subsequent Junior Preferred Stock or the DCS Transaction Preferred Stock.

         10.      PREEMPTIVE RIGHT.

         (a) The Company shall not issue or sell any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (the securities issued in such transactions being referred to as the "NEWLY ISSUED SECURITIES"), other than any such issuance or sale which is excluded from the definition of "Newly Issued Securities" pursuant to Section 10(d), unless prior to the issuance or sale of such Newly Issued Securities the Company shall have set aside such additional securities as shall be necessary to enable each holder of Series D-1 Preferred Stock to have the opportunity (such opportunity being herein referred to as the "PREEMPTIVE RIGHT") to purchase (on the same terms as such Newly Issued Securities are sold) the same proportion of such Newly Issued Securities sold by the Company as (x) the number of shares of Common Stock (calculated solely on account of outstanding Series D-1 Preferred Stock on an as converted basis) held by such holder on the day preceding the issuance and sale of such Newly Issued Securities bears to (y) the total number of shares of Common Stock (calculated on a fully diluted basis with respect to the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock and Series D-1 Preferred Stock, and any other Common Stock equivalents which are "in the money") outstanding on the day preceding the date of the issuance and sale of such Newly Issued Securities.

         (b) Promptly after the issuance and sale by the Company of any Newly Issued Securities, the Company shall give written notice thereof (the "PREEMPTIVE NOTICE") to each holder of Series D-1 Preferred Stock. The Preemptive Notice shall specify (i) the number of such Newly Issued Securities issued or sold, (ii) the price and other terms of their proposed issuance or sale, (iii) the number of such Newly Issued Securities which such holder is entitled to purchase (determined as provided in subsection (a) above), and (iv) the period during which such holder may elect to purchase such Newly Issued Securities, which period shall extend for at least thirty (30) days following the receipt by such holder of the Preemptive Notice (the "PREEMPTIVE ACCEPTANCE PERIOD"). Each holder of Series D-1 Preferred Stock who desires to purchase Newly Issued Securities shall notify the Company within the Preemptive Acceptance Period of the number of Newly Issued Securities such holder wishes to purchase, as well as the number, if any, of additional Newly Issued Securities such holder would be willing to purchase in the event that all of the Newly Issued Securities subject to the Preemptive Right are not subscribed for by the other holders of Series D-1 Preferred Stock, by completing, executing and delivering to the Company the form of Preemptive Acceptance Election Notice furnished by the Company with the Preemptive Notice, and depositing sufficient cash, in accordance with the terms set forth in the Preemptive Acceptance
Election Notice, to consummate the purchase of the purchase of all the securities such holder has so indicated such holder is willing to purchase. The Company, in its sole and absolute discretion, may agree to payment deposit arrangements other than those set forth in the Preemptive Acceptance Election Notice, or may decline to accept alternative arrangements for any reason or without reason.

         (c) After the conclusion of the Preemptive Acceptance Period, the Company shall promptly take such steps to issue and deliver securities to holders of Series D-1 Preferred Stock, accept purchase price deposits and return unused deposits (without interest and less any payment transfer charges as may apply) as may be necessary or appropriate to consummate the exercise of Preemptive Rights in accordance with this Section 10.

         (d)      The term "Newly Issued Securities" shall NOT include:

                  (i) Shares of Common Stock issued upon conversion of shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock, Series D-1 Preferred Stock, Subsequent Junior Preferred Stock or DCS Transaction Preferred Stock;

                  (ii) Shares of Common Stock (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares) issuable or issued to the Company's employees, directors or consultants pursuant to a stock option plan or restricted stock plan approved by the Board;

                  (iii) Shares of Common Stock issued or issuable pursuant to subsection 3(d);

                  (iv) Shares of Common Stock or Preferred Stock issuable upon exercise of options, warrants or upon conversion of convertible securities or other rights outstanding as of the Issuance Date;

                  (v) Shares of capital stock or options or warrants to purchase capital stock, issued to financial institutions or lessors in connections with commercial credit agreements, equipment financngs or similar transactions or to other corporations, persons or entities in connection with acquisitions, mergers or similar business combinations, partnership arrangements, strategic alliances, licensing arrangements or similar non-capital raising transactions approved by the Board, including within this exception from the definition of the term "Newly Issued Securities" shares issued to raise capital provided that the use of proceeds is to consummate such non-capital raising transactions;

                  (vi) Shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company;

                  (vii) Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

                  (viii) shares issued in exchange, at fair market value, for assets or equipment to be used by the Company in the ordinary course of business;

                  (ix)     shares  issued  pursuant  to any of  the  Series  D-1
         Preferred Stock purchase agreements or any of the other documents executed, filed or delivered in connection therewith; and

                  (x) shares of Subsequent Junior Preferred Stock or DCS Transaction Preferred Stock.

          11.     MANDATORY REDEMPTION

         (a) On the date which is five (5) years after the Issuance Date (such fifth anniversary, the "Mandatory Redemption Date"), the Company shall redeem each then outstanding share of the Series D- 1 Preferred Stock for an amount per share equal to the Liquidation Amount.

         (b) Upon a Change of Control Redemption Event, the Company shall redeem each then outstanding share of the Series D-1 Preferred Stock for an amount per share equal to either (x) the Liquidation Amount or (y) the property, rights or securities which the holder of the shares of Common Stock into which such share of Series D-1 Preferred Stock could have been converted would have received, whichever is elected by the holder. For purposes of this Section 11, a "Change of Control Redemption Event" shall be deemed to have occurred upon a merger, combination or reorganization of the Company in which more than 50% of the voting power of the Company is disposed of, or in which the stockholders of the Company immediately prior to such merger, reorganization or consolidation own less than 50% of the Company's voting power immediately after, unless a majority of the holders of the Series D-1 Preferred Stock, voting as a separate series, shall have approved of the transaction.

         (b) From and after the latest to occur of (i) the Mandatory Redemption Date or a Change of Control Redemption Event, and (ii) the date upon which the Company irrevocably deposits the aggregate Liquidation Amount or the property, rights or securities which the holder of the shares of Common Stock into which such share of Series D-1 Preferred Stock could have been converted would have received, whichever is elected by the applicable holder within the applicable time period (or the Liquidation Amount if no such election is made within the applicable time period), in respect of the shares of Series D-1 Preferred Stock being redeemed in an account for disbursement to holders of shares of Series D-1 Preferred Stock, as applicable, upon receipt of certificates evidencing their respective shares and other customary documentation for such redemption, no holder of such Series D-1 Preferred Stock shall have any rights in respect of such shares other than to receive the applicable Liquidation Amount per share in respect of such holder's shares.

         12.      NO REISSUANCE OF SERIES D-1 PREFERRED STOCK.

         No share or shares of Series D-1 Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares of Series D-1 Preferred Stock shall be cancelled, retired and eliminated from the shares of Series D-1 Preferred Stock, as applicable, which the Company shall be authorized to issue. Any such shares of Series D-1 Preferred Stock acquired by the Company shall have the status of authorized and unissued shares of Preferred Stock issuable in undesignated Series and may be redesignated and reissued in any series other than as Series D-1 Preferred Stock.

         13.      REGISTERED HOLDERS.

         A holder of Series D-1 Preferred Stock registered on the Company's stock transfer books as the owner of shares of Series D-1 Preferred Stock, as applicable, shall be treated as the owner of such shares of all purposes. All notices and all payments required to be mailed to a holder of shares of Series D-1 Preferred Stock shall be mailed to such holder's registered address on the Company's stock transfer books, and all dividends and redemption payments to a holder of Series D-1 Preferred Stock made hereunder shall be deemed to be paid in compliance hereof on the date such payments are deposited into the mail addressed to such holder at such holder's registered address on the Company's stock transfer books.

         14.      CERTAIN REMEDIES.

         Any registered holder of shares of Series D-1 Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

         15.      HEADINGS OF SUBDIVISIONS.

         The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         16.      SEVERABILITY OF PROVISIONS.

         If any right, preference or limitation of the Series D-1 Preferred Stock set forth herein (as may be amended) from time to time is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such right, preference or limitation (including, without limitation, the dividend rate) shall be enforced to the maximum extent permitted by law and all other rights, preferences and limitations set forth herein (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned, being the Chief Financial Officer of the Company, has executed this Certificate of Designations as of August 6, 2004.


                                               AUTO DATA NETWORK, INC.


By:          /S/ LEE COLE
         ----------------------------
Name:    Lee Cole